[SBL LOGO]  SECURITY BENEFIT LIFE
            INSURANCE COMPANY
================================================================================
            A MEMBER OF THE SECURITY                   700 SW HARRISON ST.
            BENEFIT GROUP OF COMPANIES                 TOPEKA, KANSAS 66636-0001
                                                       (785) 431-3000

                                                           SBL VARIABLE PRODUCTS
                                                             COMMISSION SCHEDULE

                                             VARIFLEX SIGNATURE VARIABLE ANNUITY
                                                Individual and Group Unallocated

Marketing Organization:
(Broker/Dealer)

EFFECTIVE DATE OF COMMISSION SCHEDULE:

COMMISSIONS - This Commission  Schedule is hereby made a part of and amends your selling agreement including, but not limited to, the SBL Variable Products Sales
Agreement and/or Marketing Organization Agreement,  as applicable,  (hereinafter called the  "Agreement")  with  Security  Benefit  Life  Insurance  Company  and
Security Distributors,  Inc., (hereinafter jointly called "SBL") and commissions payable  hereunder are subject to the provisions  contained in the Agreement and this  Commission  Schedule.  Minimum  Purchase  Payments  are as set  out in the
applicable prospectus and contract.  Commissions to a Broker/Dealer are equal to the percentage of Purchase Payments written by that Broker/Dealer, as follows:

1.  The rate of commissions paid on Purchase  Payments made with respect to each particular  Variflex  Signature Contract will be based on the length of time since the Contract  Date that the  Purchase  Payment was received by SBL and the issue age of the Owner (or of the  Annuitant if the contract is owned by a  non-natural  person)  as  set  forth  in  the  Tables  below.  For  group unallocated  contracts,  commissions  shall be paid  using  Table A  without reference to the age of the Owner or any Participant.

                                        TABLE A               TABLE B
          NUMBER OF YEARS SINCE     ISSUE AGE 0 - 80     ISSUE AGE 81 - 90
            THE CONTRACT DATE       COMMISSION RATE*      COMMISSION RATE*
                   1                     5.00%                 3.00%
                   2                     5.00%                 3.00%
                   3                     4.00%                 2.00%
                   4                     3.00%                 1.00%
                   5                     2.00%                 0.00%
            6 and thereafter             0.00%                 0.00%

    *No  Commission  will be paid on Purchase  Payments made which are less than the minimum specified in the prospectus.

2.  ASSET BASED  COMMISSIONS:  SBL will pay an asset based commission at the end of each calendar month on the aggregate Contract Value of Variflex Signature
    Contracts for which the initial Purchase Payment is more than 12 months old.
    On an annual basis,  the asset based commission will be equal to the amounts set forth in the Tables below.  The amount of the asset based  commission is dependent  on the  Contract  Year and the  issue age of the Owner (or of the
    Annuitant  if the  Contract  is owned by a  non-natural  person).  For group unallocated  contracts,  asset based  commission shall be paid using Table A without reference to the age of the Owner or any Participant. No asset based commission  will be paid on  Contracts  which have  annuitized  under a life contingent  annuity  option.  An  Annuitization  Fee  may  be  available  as discussed in paragraph 5.

                                     TABLE A               TABLE B
                                 ISSUE AGE 0 - 80     ISSUE AGE 81 - 90
             CONTRACT YEAR         ANNUAL RATE           ANNUAL RATE
                   1                     0%                   0%
                   2                   .25%                 .25%
                   3                   .25%                 .25%
                   4                   .25%                 .25%
                   5                   .25%                 .25%
            6 and thereafter          1.00%                 .80%

3.  CONTRACT  YEAR:  For the  purpose  of this  Commission  Schedule,  the  term
    "Contract  Year" shall be measured from the date the first Purchase  Payment is credited to the Contract.

4.  TRANSFER  OF SBL  CONTRACT  VALUES:  No  commission  (including  asset based commission)  is paid on the transfer of cash,  loan or surrender  value of a life  insurance or annuity  contract  issued by SBL or other  members of The
    Security Benefit Group of Companies applied to a Variflex Signature Contract under this Commission Schedule.

    Death Benefit Applied to an Annuity Option:  In the event that a beneficiary under a Variflex Signature  Contract under this Commission  Schedule applies the  death  benefit  to one of the  annuity  forms  under the  Contract,  no commission will be payable upon such  application.  An Annuitization Fee may be available as discussed in paragraph 5.

5.  ANNUITIZATION:  An  Annuitization  Fee  will be paid to  Broker/Dealers  who secure from the Contract Owner (or his or her  beneficiary) the proper forms and information to commence an immediate life contingent  annuity option and has  significantly  assisted  the  client  and SBL in such  settlement.  The
    Annuitization  Fee will be equal to 4% of the amount applied to a fixed life contingent  annuity  option and 2% of the amount  applied to a variable life contingent  annuity  option.  This  provision  relating to the payment of an annuitization fee is inapplicable to group unallocated contracts.

6.  COMMISSION CHARGEBACK PROVISIONS:

    Death Benefit Paid in First Contract Year: Any commission paid on a Contract under which a death benefit is paid during the first  Contract Year shall be charged  back to the  Broker/Dealer  if the age of any  Contract  Owner  (or
    Annuitant if the Owner is a non natural  person) on the Contract Date was 76 or  older.  This  provision  relating  to  commission  chargeback  for Death
    Benefits  paid  in  the  first  Contract  Year  is   inapplicable  to  group
    unallocated contracts.

7.  CHANGE OF COMMISSION  SCHEDULE:  Notwithstanding  any other provision of the
    Agreement  to the  contrary,  the  following  provisions  shall  apply.  SBL reserves the right at any time, with or without notice, to change, modify or
    discontinue  the   commissions,   asset  based   commissions  or  any  other
    compensation  payable  under this  Commission  Schedule.  However,  any such change  will  not  apply  to the  commissions  or  asset  based  commissions applicable to Contracts issued before the effective date of such change.

8.  CHANGE OF DEALER:  A Contract  Owner shall have the right to designate a new
    Broker/Dealer,   or  terminate  a   Broker/Dealer   without   designating  a
    replacement,  by sending  written  notice of such  designation  to SBL. Upon
    written   notice  to  SBL  by  the  owner  of  the   designation  of  a  new
    Broker/Dealer,  all the  commissions  and asset based  commissions  shall be payable to the new Broker/Dealer. Upon written notice to SBL by the owner of termination of Broker/Dealer,  without designating a new Broker/Dealer,  SBL shall cease paying commissions and asset based commissions to Broker/Dealer.

9.  TERMINATION  OF THE  AGREEMENT/VESTING:  In the event of  termination of the
    Agreement  for any reason,  all rights to receive  commissions,  asset based commissions or other  compensation  under this Commission  Schedule shall be terminated,  unless  each of the  following  requirements  is  met:  (i) the
    Agreement has been in force for at least one year; (ii)  Broker/Dealer is at the time such  commissions  are payable  properly  licensed to receive  such commissions;  (iii) Broker/Dealer is providing service to the Contract Owner and performing its duties in a manner  satisfactory to SBL; (iv) commissions paid to  Broker/Dealer  in the previous  calendar  year amounted to at least
    $500; and (v) Broker/Dealer has not been terminated, nor a new Broker/Dealer designated, by the Contract Owner as set forth in paragraph 8 above.

THIS  COMMISSION  SCHEDULE  replaces  any previous  Commission  Schedule for the
Variable Annuity Contract listed above as of the Effective Date set forth above.

SECURITY DISTRIBUTORS, INC.              SECURITY BENEFIT LIFE INSURANCE COMPANY

By: GREGORY J. GARVIN                    By: GREGORY J. GARVIN
    --------------------------------         -----------------------------------

Title: President                         Title: Senior Vice President
       -----------------------------            --------------------------------

9488 (R7-00)